UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

SAXON CAPITAL, INC.

(Exact name of registrant as specified in its charter)

_________________

Maryland	000-50945	30-0228584
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4860 Cox Road, Suite 300 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code (804) 967-7400

Formerly Saxon REIT, Inc.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On March 1, 2005, the Board of Directors of Saxon Capital, Inc. ("Saxon"), upon the recommendation of the Compensation Committee, authorized Saxon to enter into employment agreements with James V. Smith, Senior Vice President of Production, and President of Saxon Mortgage and America's Moneyline, and David L. Dill, Senior Vice President of Servicing and President of Saxon Mortgage Services. The employment agreements require Messrs. Smith and Dill to devote their best efforts to Saxon's interests and business and prohibit them from disclosing proprietary information, competing with Saxon, and soliciting employees while employed and for specified periods after termination of employment for any reason other than for cause. The employment agreements provide for a one-year term, with such term automatically renewing for successive one-year terms unless previously terminated. Under the terms of the employment agreements, Messrs. Smith's and Dill's annual base salaries are $250,000, which base salaries may be increased by the Compensation Committee. Mr. Smith's employment agreement provides for an annual target bonus opportunity equal to 100% of base salary and an annual maximum bonus opportunity equal to a specified percentage of total mortgage loan production by Saxon and its subsidiaries, approved annually by the Compensation Committee. Mr. Dill's employment agreement provides for an annual target bonus opportunity equal to 100% of base salary and an annual maximum bonus opportunity of 200% of base salary, approved annually by the Compensation Committee. The employment agreements further provide for the payment of a pro-rated bonus based on annual base salary in the event of termination of employment due to disability. For purposes of the employment agreements, "disability" means the permanent inability of the executive to perform all of his employment services hereunder by reason of physical or mental illness or incapacity as determined by a physician chosen by Saxon and reasonably satisfactory to the executive or his legal representative. Each employment agreement provides that, if the executive complies with the terms of his employment agreement, and the employment is terminated either by Saxon (other than for cause) or voluntarily by the executive for good reason, then the executive will be entitled to severance pay in the form of monthly payments in an amount equal to 1/12th of the sum of (A) his annual base salary plus (B) 100% of the maximum bonus for the fiscal year in which termination occurs, less deductions required by law, payable in accordance with Saxon's normal payroll practices, for twelve months following such termination, or if the executive executes and delivers a general release within fifteen (15) days following such termination by Saxon other than for cause or voluntarily by either of them for good reason, then the severance pay may be payable in a lump sum equal to the sum of the amounts described in (A) and (B) above at the time of the delivery of such general release.

For purposes of the employment agreements, "good reason" includes (i) the material reduction or material adverse modification, without the executive's prior written consent, of the executive's authority or duties (i.e., the substantial diminution or adverse modification in executive's title, overall position, responsibilities, or reporting relationship; (ii) any reduction in the executive's base salary or bonus opportunity or any material reduction in employee benefits; (iii) any requirement to move the executive's principal place of employment to a location that is more than a 50 mile radius from its current location; or (iv) any material breach of the employment agreement by Saxon that is not cured within thirty (30) days following demand for the cure thereof.

Each of Messrs. Smith's and Dill's employment agreements further provides that, upon the consummation of a change in control, the executive is entitled to receive, in the form of monthly payments, an amount equal to 1/12 of the sum of (A) his annual base salary plus (B) the maximum bonus for the fiscal year in which the consummation of a change in control occurs, less deductions required by law, payable in accordance with Saxon's normal payroll practices, for twelve months following consummation of such change in control. Such change in control payment is a separate payment from severance pay. Alternatively, at the election of the executive, the change in control payment may be payable in a lump sum equal to the sum of the amounts described in (A) and (B) above. The change in control payment is in addition to, and not in lieu of, the executive's base salary and bonus, if any, payable in accordance with the terms of their respective employment agreements. In addition, upon the consummation of a change in control, all of the executive's restricted stock units become immediately fully vested. Following the consummation of a change in control, the executive is not entitled to receive severance pay in the event his employment is terminated for any reason.

For purposes of the employment agreements, "change in control" means an acquisition, merger or consolidation of Saxon or the sale of voting control or all or substantially all of the assets of Saxon with, by or to any person or entity in which the stockholders of Saxon immediately prior to the effective date of such change in control do not own a majority of the outstanding shares of the capital stock of the surviving entity after such change in control. Under their respective employment agreements, if either Mr. Smith's or Mr. Dill's employment with Saxon is terminated by Saxon other than for cause at any time following the public announcement of a prospective change in control, then, notwithstanding such termination, Saxon will pay to the executive, the change in control payment based on his base salary in effect on the date of such termination. However, such change in control payment will be reduced by the total amount of any severance pay received by executive, and executive thereafter shall not be entitled to any further payments of severance pay.

In addition, the employment agreements provide that if any payments, distributions, or benefits provided or to be provided by the executive, whether pursuant to their employment agreement or from other plans or arrangements maintained by us or any of our subsidiaries are determined to be subject to the excise tax imposed by Section 4999 of the Code, the executive is entitled to 100% reimbursement of the initial excise tax and 100% reimbursement of all other taxes resulting from the first reimbursement.

On March 1, 2005, the Board of Directors also approved the Compensation Committee's recommendation to revise the compensation of non-employee directors for service on the Board and its committees. Cash compensation to be paid to non-employee directors remains unchanged and is as follows:

Annual Retainers		Meeting Attendance Fees
Independent Board member	$30,000	Board meeting/ Board member	$3,000
Audit Committee Chair	$10,000	Board meeting/ Board Chair	$6,000
Compensation Committee Chair	$5,000	Committee meeting/ Committee member	$3,000
Nominating and Governance Committee Chair	$5,000	Committee meeting/ Committee Chair	$3,000

Subject to the availability of units to grant under a shareholder approved plan, non-employee directors who are first elected to the Board of Directors in 2005 will receive an initial one-time grant of 20,000 restricted stock units. With respect to non-employee directors joining the Board in 2006, an initial one-time grant of 15,000 restricted stock units will be made and with respect to non-employee directors joining the Board in 2007 and thereafter, an initial one-time grant of 10,000 restricted stock units will be made. The restricted stock units all will vest in four equal annual installments, each installment vesting on the anniversary of the date of grant and dividend equivalents will be paid with respect to all such units from the date of grant. In the event of any adjustments to the common stock of Saxon prior to completion of vesting of the RSU’s, the number of units granted shall be adjusted to reflect such adjustments.

Saxon also reimburses all of its non-employee directors for reasonable expenses incurred in attending meetings as well as expenses incurred for other necessary Saxon business purposes.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 3, 2005, Saxon issued a press release announcing the transfer of its common stock to the New York Stock Exchange, which it expects to begin trading under the symbol “SAX” on March 18, 2005. Saxon expects to ring the bell signaling the opening of the exchange. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 1, 2005, Saxon’s Board of Directors amended its Bylaws to reflect that the annual meeting will be held in the month of June each year. Saxon’s amended Bylaws are filed as an exhibit to this current report on Form 8-K as Exhibit 3.1.

Item 9.01       Exhibits

Exhibit 3.1       Amended and Restated Bylaws of Saxon Capital, Inc.
Exhibit 99.1     Press Release dated March 3, 2005.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON CAPITAL, INC. By: /s/Robert B. Eastep —————————————— Robert B. Eastep Executive Vice President, Chief Financial Officer

Date: March 3, 2005